EXHIBIT 10.10
TERMINATION AGREEMENT
     This TERMINATION AGREEMENT (this “Agreement”), dated as of June 20, 2008, is entered into by and among CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation (“CGMRC”), TRIAD AUTOMOBILE RECEIVABLES WAREHOUSE TRUST, a Delaware statutory trust (“Warehouse Borrower”), TRIAD FINANCIAL RESIDUAL SPECIAL PURPOSE LLC, a Delaware limited liability company (“Residual Borrower”), TRIAD FINANCIAL WAREHOUSE SPECIAL PURPOSE LLC, a Delaware limited liability company (“Seller”), TRIAD FINANCIAL CORPORATION, a California corporation (“TFC”), THE BANK OF NEW YORK, as successor to JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a New York banking corporation (“Collection Account Bank”), and SYSTEMS & SERVICES TECHNOLOGIES, INC., a Delaware corporation (“Backup Servicer”).
     WHEREAS, in connection with a certain warehouse lending facility provided by CGMRC to facilitate the origination and acquisition of certain motor vehicle retail installment sale contracts by TFC (the “Warehouse Lending Facility”) and a certain lending facility provided by CGMRC to facilitate the acquisition of certain residual and other interests in securitizations sponsored by TFC (the “Residual Facility”), the parties hereto have previously entered into the following agreements: (i) the Warehouse Lending Agreement, dated as of April 29, 2005, among CGMRC, TFC, Seller, Warehouse Borrower and Collection Account Bank (as amended, restated, modified or otherwise supplemented, the “Warehouse Lending Agreement”), (ii) the Master Residual Loan Agreement, dated as of April 29, 2005, among CGMRC, Residual Borrower and Collection Account Bank (as amended, restated, modified or otherwise supplemented, the “Master Residual Loan Agreement”), (iii) the Security Agreement, dated as of April 29, 2005, between Warehouse Borrower and CGMRC (as amended, restated, modified or otherwise supplemented, the “Security Agreement”), (iv) the Warehouse Affiliate Guaranty, dated as of April 29, 2005, made by TFC in favor of CGMRC (as amended, restated, modified or otherwise supplemented, the “Warehouse Affiliate Guaranty”), (v) the Residual Affiliate Guaranty, dated as of April 29, 2005, made by TFC in favor of CGMRC (as amended, restated, modified or otherwise supplemented, the “Residual Affiliate Guaranty”), (vi) the Servicing Agreement, dated as of April 29, 2005, among CGMRC, TFC, Warehouse Borrower and Backup Servicer (as amended, restated, modified or otherwise supplemented, the “Servicing Agreement”), (vii) the Amended and Restated Intercreditor Agreement Re Lockboxes and Remittances, dated as of January 10, 2008, among CGMRC, Barclays Bank PLC, TFC, Collection Account Bank, Citibank, N.A., Ambac Assurance Corporation and Financial Security Assurance Inc. (as amended, restated, modified or otherwise supplemented, the “Intercreditor Agreement”), (viii) the Limited Power of Attorney, dated April 29, 2005, given to CGMRC by Residual Borrower (as amended, restated, modified or otherwise supplemented, the “Limited Power of Attorney”), (ix) the Master Sale and Contribution Agreement, dated as of April 29, 2005, between TFC and Seller with respect to the Warehouse Lending Facility, as supplemented by each Sale and Contribution Agreement Supplement (as amended, restated, modified or otherwise supplemented, the “Master Sale and Contribution Agreement”) and (x) the Master Receivables Purchase Agreement, dated as of April 29, 2005, between Seller and Warehouse Borrower with respect to the Warehouse Lending Facility, as supplemented by each Receivables Purchase Agreement Supplement (as amended, restated, modified or otherwise supplemented, the “Master Receivables Purchase Agreement”);

     WHEREAS, in connection with (i) the Warehouse Lending Facility, Warehouse Borrower has executed a Promissory Note payable to CGMRC, dated April 29, 2005 (as amended, restated, modified or otherwise supplemented, the “Warehouse Loan Note”) and a Supplemental Loan Promissory Note payable to CGMRC, dated April 29, 2005 (as amended, restated, modified or otherwise supplemented, the “Supplemental Loan Note”; together with the Warehouse Loan Note, the “Warehouse Notes”) and (ii) the Residual Facility, Residual Borrower has executed a Note payable to CGMRC, dated April 29, 2005 (as amended, restated, modified or otherwise supplemented, the “Residual Loan Note” and together with the Warehouse Notes, the “Notes”);
     WHEREAS, CGMRC, TFC, Warehouse Borrower and Residual Borrower have agreed to terminate the Warehouse Lending Facility and the Residual Facility;
     NOW THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:
     1. The Warehouse Borrower and the Residual Borrower have informed CGMRC that they intend to repay, on June 20, 2008 (the “Payoff Date”), all Obligations outstanding under the Warehouse Lending Agreement and all Obligations outstanding under the Master Residual Loan Agreement, the amounts of which are set forth on Schedule I attached hereto (all such amounts, together with the per diem amounts set forth on Schedule I for each day following the Payoff Date if such amounts are not paid as of the Payoff Date, collectively referred to as the “Pay-Off Amount”).
     2. Upon receipt by CGMRC of the Pay-Off Amount in immediately available funds from the Warehouse Borrower and the Residual Borrower by 2:00 p.m., New York City time, on the Payoff Date in accordance with the account information set forth on Schedule II (the “Pay-Off Effective Time”), CGMRC hereby agrees that :
     (i) the Warehouse Lending Agreement, the Master Residual Loan Agreement, the Security Agreement, the Warehouse Affiliate Guaranty, the Residual Affiliate Guaranty, the Servicing Agreement, the Limited Power of Attorney and all other Lender Loan Documents (collectively, the “Terminated Agreements”; capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto under the relevant Terminated Agreements) are terminated and, upon such termination, all rights, obligations, covenants and agreements of the respective parties under the relevant Terminated Agreements shall be terminated, cancelled and of no further force or effect, except for those provisions in respect of (i) taxes under Sections 3.16 and 11.04(c) of the Warehouse Lending Agreement and Sections 2(j) and 17(d)(iii) of the Master Residual Loan Agreement, (ii) indemnification under Sections 3.07, 10.04 and 11.04(d) of the Warehouse Lending Agreement and Sections 2(h), 16(d) and 17(d)(iv) of the Master Residual Loan Agreement, (iii) expense reimbursement under Sections 11.04(a) and 11.04(b) of the Warehouse Lending Agreement and Sections 17(d)(i) and 17(d)(ii) of the Master Residual Loan Agreement, and (iv) confidentiality under Section 11.16 of the Warehouse Lending Agreement and Section 17(t) of the Master Residual Loan Agreement;

     (ii) (a) all rights obligations, covenants and agreements of CGMRC under the Intercreditor Agreement shall be terminated (including, for the avoidance of doubt, the right to receive Remittance Proceeds in accordance with Section 2.4 of the Intercreditor Agreement) and (b) Collection Account Bank shall no longer serve as Agent for CGMRC;
     (iii) CGMRC hereby relinquishes its rights under Section 6.5 of the Master Sale and Contribution Agreement and Section 6.5 of the Master Receivables Purchase Agreement;
     (iv) the Warehouse Notes are cancelled in full and shall be promptly delivered to the Owner Trustee;
     (v) the Residual Loan Note is cancelled in full and shall be promptly delivered to the Residual Borrower;
     (vi) CGMRC releases (i) the Collateral (as defined in the Security Agreement) from the security interest created by the Security Agreement, and (ii) the Collateral (as defined in the Master Residual Loan Agreement) from the security interest created by the Master Residual Loan Agreement;
     (vii) CGMRC authorizes the Warehouse Borrower to terminate or cause to be terminated the UCC financing statements pertaining to the liens and security interests created by the Security Agreement;
     (viii) CGMRC authorizes the Residual Borrower to terminate or cause to be terminated the UCC financing statements pertaining to the liens and security interests created by the Master Residual Loan Agreement; and
     (ix) CGMRC directs the Collection Account Bank under the Warehouse Facility to release all funds remaining on deposit in the Collection Account (as defined in the Warehouse Lending Agreement) to the Warehouse Borrower.
     3. Each of CGMRC, Warehouse Borrower, Residual Borrower, Seller, TFC, Collection Account Bank and Backup Servicer agrees to execute and deliver to each of the parties hereto such reasonable and appropriate additional documents, instruments or agreements as may be reasonably requested in writing and that are necessary or appropriate to effectuate the purposes of this Agreement, including, without limitation, any documents, instruments or agreements as are necessary to remove CGMRC as registered owner of any Pledged ABS.

     4. Each of the Warehouse Borrower, the Residual Borrower, the Seller and TFC, on behalf of itself and its Subsidiaries and Affiliates, hereby acknowledges that neither it nor any of its Subsidiaries or Affiliates has any defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of such Person’s liability to repay all amounts due and owing under the Terminated Agreements or any other document entered into or delivered thereunder or to seek affirmative relief or damages of any kind or nature from CGMRC or any of its past, present or future officers, directors, servants, agents, shareholders, trustees, investors, limited partners, general partners, attorneys, assigns, heirs, parents or subsidiaries, or any other person acting for or on behalf of any of them (collectively, the “CGMRC Parties”). Each of the Warehouse Borrower, the Residual Borrower, the Seller and TFC, on behalf of itself and its Subsidiaries and Affiliates, all their successors, assigns, subsidiaries and affiliates and any person acting for or on behalf of, or claiming through them, hereby fully, finally and forever releases and discharges the CGMRC Parties of and from any and all past, present and future actions, causes of action, demands, suits, claims, liabilities, liens, lawsuits, adverse consequences, amounts paid in settlement, costs, damages, debts, deficiencies, diminution in value, disbursements, expenses, losses and other obligations of any kind or nature whatsoever, whether in law, equity or otherwise (including without limitation those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, matured or unmatured, liquidated or unliquidated, past or present, now existing, heretofore existing or which may heretofore accrue against any of the CGMRC Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof and in any way, directly or indirectly, arising out of, connected with or relating to the Terminated Agreements and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing.
     5. Each of the Warehouse Borrower, the Seller and TFC hereby represents and warrants to CGMRC that (i) the Other Warehouse Facility and all documents relating thereto have been terminated, (ii) all amounts outstanding under the Other Warehouse Facility have been paid in full, and (iii) all liens on the Other Warehouse Financing Facility Collateral have been released.
     6. The Bank of New York, in its capacity as Collection Account Bank under the Warehouse Lending Facility and as Collection Account Bank under the Residual Facility, hereby acknowledges that all amounts owed to it under the Warehouse Lending Facility and under the Residual Facility have been paid in full.
     7. The Backup Servicer hereby acknowledges that all amounts owed to it under the Warehouse Lending Facility have been paid in full.
     8. The Seller hereby certifies that it is the sole Certificateholder and instructs the Owner Trustee on behalf of Warehouse Borrower to execute this Agreement. The parties hereto consent to the execution of this Agreement by the Owner Trustee on behalf of Warehouse Borrower. The Certificateholder confirms that the actions contemplated herein are duly authorized pursuant to and in accordance with the Trust Agreement and are not inconsistent with the terms of the documents to which Warehouse Borrower is a party. In addition, the Certificateholder agrees to indemnify the Owner Trustee in connection herewith.

     9. This Agreement will in all respects be governed by and construed in accordance with the laws of the State of New York, without conflict of law principles of such State.
     10. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will constitute an original, but all such counterparts will together constitute but one and the same agreement.
     11. This Agreement is executed by Wilmington Trust Company, not in its individual capacity but solely in its capacity as Owner Trustee of the Trust, and, as such, Wilmington Trust Company shall incur no personal liability in connection herewith or the transactions contemplated hereby.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date first written above.

CITIGROUP GLOBAL MARKETS REALTY CORP.
By:	/s/ Christopher Donofrio
	Name:	Christopher Donofrio
	Title:	Authorized Signatory

TRIAD AUTOMOBILE RECEIVABLES WAREHOUSE TRUST By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee
By:	/s/ Rachel L. Simpson
	Name:	Rachel L. Simpson
	Title:	Senior Financial Services Officer

TRIAD FINANCIAL RESIDUAL SPECIAL PURPOSE LLC
By:	/s/ Mike L. Wilhelms
	Name:	Mike L. Wilhelms
	Title:	Senior Vice President & Chief Financial Officer

TRIAD FINANCIAL WAREHOUSE SPECIAL PURPOSE LLC
By:	/s/ Mike L. Wilhelms
	Name:	Mike L. Wilhelms
	Title:	Senior Vice President & Chief Financial Officer

TRIAD FINANCIAL CORPORATION
By:	/s/ Mike L. Wilhelms
	Name:	Mike L. Wilhelms
	Title:	Senior Vice President & Chief Financial Officer

THE BANK OF NEW YORK, as successor to JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
By:	/s/ Bryon M. Tinnin
	Name:	Bryon M. Tinnin
	Title:	Vice President

SYSTEMS & SERVICES TECHNOLOGIES, INC
By:	/s/ Kimberly Costa
	Name:	Kimberly Costa
Title: